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                                                                    Exhibit 10.4
                                                                    ------------

                               LOGICVISION, INC.

                          SIXTH AMENDED AND RESTATED

                         REGISTRATION RIGHTS AGREEMENT



                            Dated January 28, 2000
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                               TABLE OF CONTENTS


                                                                           Page
                                                                           ----
  1.   Termination of Prior Agreement....................................   1
  2.   Certain Definitions...............................................   1
  3.   Required Registration.............................................   3
  4.   Corporation Registration..........................................   5
  5.   Obligations of the Corporation....................................   6
  6.   Definition of Expenses............................................   7
  7.   Expenses of Registration..........................................   7
  8.   Underwriting Requirements.........................................   7
  9.   Delay of Registration.............................................   8
 10.   Indemnification...................................................   8
 11.   Reports Under Exchange Act........................................   10
 12.   Assignment of Registration Rights.................................   10
 13.   Limitations on Subsequent Registration Rights.....................   10
 14.   Form S-3 Registration.............................................   10
 15.   Limitation on Obligation to Register..............................   11
 16.   "Market Stand-Off" Agreement......................................   11
 17.   Successors........................................................   12
 18.   Entire Agreement..................................................   12
 19.   Notices...........................................................   12
 20.   Confidentiality and Nondisclosure.................................   13
 21.   Changes...........................................................   14
 22.   Counterparts......................................................   15
 23.   Headings..........................................................   15
 24.   Governing Law.....................................................   15

                                      -i-
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           SIXTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

     THIS AGREEMENT (the "Agreement") is made and entered into as of January 28, 2000, by and among LogicVision, Inc., a California corporation (the "Corporation"), and Holders as set forth on Exhibit A hereto and as defined in
Section 2 below.

     In consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Corporation and the undersigned parties hereby agree as follows:

     1.   Termination of Prior Agreement. The Prior Agreement (as defined below)
          ------------------------------
is hereby amended and restated and is terminated and shall be of no further force or effect.

     2.   Certain Definitions. In addition to the definitions set forth above,
          -------------------
as used in this Agreement, the following terms shall have the following respective meanings:

     "Adjustment Event" shall mean any stock dividend, stock split, recapitalization or combination of shares.

     "Commission" shall mean the U.S. Securities and Exchange Commission or any -other U.S. federal agency at the time administering the Securities Act.

     "Common Stock" shall mean the common stock of the Corporation.

     "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended.

     "Extinguishing Warrants" shall mean (i) the Extinguishing Warrants (as defined in the Series G Purchase Agreement), (ii) the shares of Common Stock or other capital stock of the Corporation issuable upon exercise of the Extinguishing Warrants and (iii) any shares of capital stock of the Corporation issued in respect of any of the foregoing.

     "Holders" shall mean the holders of Series C, D, E, F, G, H and I Securities and holders of Warrants, Extinguishing Warrants and Series H Warrants who are parties to this Agreement, and their assignees permitted in accordance with Section 12 hereof.

     "Initiating Holder" shall have the meaning given in Section 3.2 hereof.

     "Prior Agreement" shall mean the Fifth Amended and Restated Registration Rights Agreement dated as of May 7, 1999 among the Corporation and the holders of Series C, D, E, F, G and H Securities and the holders of Warrants and Extinguishing Warrants.

     "Registrable Securities" shall mean shares of Common Stock issuable upon conversion of Series C, D, E, F, G, H or I Securities (including those Series H Securities issuable upon exercise of the Series H Warrants) and upon exercise of the Warrants and Extinguishing Warrants and any shares of capital stock issued in respect of Registrable Securities held by the Holders; provided that with respect to any registration statement described in Section 3 hereof

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that includes equity securities other than Common Stock, "Registrable
Securities" shall also include Series C, D, E, F, G, H or I Securities and the Warrants, Extinguishing Warrants and Series H Warrants.

     "Registration Expenses" and "Selling Expenses" shall mean the expenses described in Section 6 hereof.

     "Securities Act" shall mean the U.S. Securities Act of 1933, as amended.

     "Series C Securities" shall mean (i) the Series C-1 Convertible Preferred Stock, Series C-2 Convertible Preferred Stock and Series C-3 Convertible Preferred Stock (collectively, the "Series C Preferred Stock") of the Corporation, (ii) the shares of Common Stock or other capital stock of the Corporation issuable upon conversion of the Series C Preferred Stock and (iii) any shares of capital stock of the Corporation issued in respect of any of the foregoing.

     "Series D Securities" shall mean (i) the Series D Convertible Preferred Stock of the Corporation (the "Series D Preferred Stock"), (ii) the shares of Common Stock or other capital stock of the Corporation issuable upon conversion of the Series D Preferred Stock and (iii) any shares of capital stock of the Corporation issued in respect of any of the foregoing.

     "Series E Securities" shall mean (i) the Series E Convertible Preferred Stock of the Corporation (the "Series E Preferred Stock"), (ii) the shares of Common Stock or other capital stock of the Corporation issuable upon conversion of the Series E Preferred Stock and (iii) any shares of capital stock of the Corporation issued in respect of any of the foregoing.

     "Series F Securities" shall mean (i) the Series F Convertible Preferred Stock of the Corporation (the "Series F Preferred Stock"), including shares of Series F Convertible Preferred Stock issued pursuant to exercise of the warrants sold under the Series F Preferred Stock Purchase Agreement dated as of May 14, 1997, as amended for subsequent closings, (ii) the shares of Common Stock or other capital stock of the Corporation issuable upon conversion of the Series F Preferred Stock and (iii) any shares of capital stock of the Corporation issued in respect of any of the foregoing.

     "Series G Purchase Agreement" shall mean the Securities Purchase Agreement dated as of January 13, 1999 by and among the Corporation and the purchasers of Units thereunder (the "Series G Investors") with each such Unit consisting of one share of the Corporation's Series G Preferred Stock, a warrant to purchase
 .25 of a share of Common Stock, and an extinguishing warrant to purchase .45 of a share of Common Stock.

     "Series G Securities" shall mean (i) the Series G Convertible Preferred Stock of the Corporation (the "Series G Preferred Stock"), (ii) the shares of Common Stock or other capital stock of the Corporation issuable upon conversion of the Series G Preferred Stock and (iii) any shares of capital stock of the Corporation issued in respect of any of the foregoing.

     "Series H Purchase Agreement" shall mean the Securities Purchase Agreement dated as of May 7, 1999, by and among the Corporation and the purchasers of Series H Convertible Preferred Stock hereunder (the "Series H Investors" and together with the Series G and Series I Investors, the "Investors").

     "Series H Securities" shall mean (i) the Series H-1 Preferred Stock and Series H2 Preferred Stock issued pursuant to exercise of the warrants sold under the Series H Purchase Agreement of the Corporation (the "Series H Preferred Stock"), (ii) the shares of Common Stock or other capital stock of the Corporation issuable upon conversion of the Series H-1 Preferred Stock and Series,H-2 Preferred Stock and (iii) any shares of Capital Stock of the Corporation issued in respect of any of the foregoing.

     "Series H Warrants" shall mean (i) Warrants to purchase Series H-2 Preferred Stock (as defined in the Series H Purchase Agreement), (ii) the shares of Series H-2 Preferred Stock issuable upon exercise thereof, (iii) the shares of Common Stock issuable upon conversion thereof and (iv) any shares of capital stock of the Corporation issued in respect of any of the foregoing.

     "Series I Purchase Agreement" shall mean the Securities Purchase Agreement dated as of the date hereof by and among the Corporation and the purchasers of Series I Convertible Preferred Stock hereunder (the "Series I Investors").

     "Series I Securities" shall mean (i) the Series I Convertible Preferred Stock of the Corporation, (ii) the shares of Common Stock or other capital stock of the Corporation issuable upon conversion of the Series I Preferred Stock and
(iii) any shares of capital stock of __ the Corporation issued in respect of any of the foregoing.

     "Transfer" shall mean any disposition of any capital stock of the Corporation or any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

     "Warrants" shall mean (i) the Warrants (as defined in the Series G Purchase Agreement), (ii) the shares of Common Stock or other capital stock of the Corporation issuable upon exercise of the Warrants and (iii) any shares of capital stock of the Corporation issued in respect of any of the foregoing.

     3.  Required Registration.
         ----------------------

          3.1  At any time after the earlier of (a) January 1, 2002 or (b) six
(6) months after the effective date of the Corporation's initial registration statement under the Securities Act if the Corporation receives a written request from the holders of more than thirty-three percent (33%) of the Registrable Securities then outstanding, that the Corporation file a registration statement under the Securities Act covering the registration of Registrable Securities, with an anticipated aggregate offering price of at least ten million dollars ($10,000,000), then the Corporation shall promptly give written notice of such request (together with a list of the jurisdictions in which the Corporation intends to attempt to qualify such securities under the applicable state securities laws) to all holders of Registrable Securities. As soon as practicable (but in no event later than ninety (90) days after the receipt by the Corporation of such request), and subject to the limitations of Subsection
3.2 hereof, the Corporation shall file a registration statement in accordance with Section 5 hereof, with respect to the registration under the Securities Act of all Registrable Securities which the holders of Registrable Securities may specify in such request in writing within thirty (30) days after receipt of such notice from the Corporation.

          3.2 If the Holders initiating the registration request (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Corporation as a part of their request, and the Corporation shall include such information in the written notice referred to in Subsection 3.1 hereof. In such event, the right of any holder of Registrable Securities to include securities in such registration shall be conditioned upon the inclusion of such securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders). The Corporation shall (together with all Holders proposing to distribute their securities in such offering) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Corporation's reasonable approval.

          3.3 If other holders of Registrable Securities request inclusion in such registration, the Initiating Holders shall offer to such holders of Registrable Securities the opportunity to include Registrable Securities held by them in the underwriting, and may condition such offer on the acceptance by such other holders of Registrable Securities of the further provisions of this
Section 3. All holders of Registrable Securities proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the representative of the underwriter(s) selected for such underwriting by the Initiating Holders and reasonably acceptable to the Corporation.

          3.4 Notwithstanding any other provision of this Section 3, if the managing underwriter of any such offering advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the securities of the Corporation other than Registrable Securities shall be excluded from such registration and underwriting to the extent so required by such limitation. If, in the opinion of the managing underwriter of any such offering, a limitation of the number of shares to be underwritten is still required, the Initiating Holders shall so advise all holders of Registrable Securities, and the number of Registrable Securities to be included in the underwriting will be allocated among all such holders of Registrable Securities on a pro rata basis among such Holders, in proportion of the number of shares of Registrable Securities then owned by each; provided, however, in the event that less than fifty percent (50%) of the Registrable Securities requested to be registered are permitted by the managing underwriter be included in such registration statement, then a majority in interest of the Initiating Holders may withdraw their request to register Registrable Securities and their request shall not count as a registration for the purposes of Subsection 3.5 hereof. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any holder of securities to be included in such registration disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Corporation, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Corporation may include its securities for its own account in such registration if the underwriter so agrees, and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

          3.5 The Corporation is obligated to effect an aggregate of two (2) such registrations at the request of the Holders, in each instance pursuant to this Section 3.

          3.6 Notwithstanding the foregoing, if the Corporation shall furnish to the Initiating Holders a certificate signed by the President of the Corporation stating that in the good faith judgment of the Board of Directors of the Corporation, it would be detrimental to the Corporation and its shareholders for such registration statement to be filed, the Corporation shall have the right to defer such filing for a period of not more than one hundred twenty
(120) days after receipt of the request from the Initiating Holders; provided, however, that the Corporation may not utilize this right more than once in any twelve (12) month period.

     4.  Corporation Registration.
         -------------------------

          4.1 If the Corporation proposes to register any of its capital stock or other securities under the Securities Act in connection with the public offering of such securities (other than a registration on Form S-8, Form S-4 or any form which does not include substantially the same information as would be required to be included in a registration statement covering the public sale of Common Stock), the Corporation shall, each such time, promptly give each holder of Registrable Securities written notice of such registration, together with a list of the jurisdictions in which the Corporation intends to attempt to qualify such securities under applicable state securities laws. Upon the written request of each holder of Registrable Securities given within thirty (30) days after mailing of such written notice from the Corporation in accordance with this
Section 4, the Corporation shall, subject to the provisions of Section 4.2 and
Section 8 hereof, use its best efforts to include in such registration all of the Registrable Securities that each such holder has requested to be registered.

          4.2 Notwithstanding the foregoing, in the event the proposed registration is in whole or in part an underwritten public offering, if the managing underwriter determines and advises in writing that the inclusion of such shares of requesting holders of Registrable Securities, together with all shares of the Corporation's capital stock to be offered by the Corporation, would interfere with the successful marketing of such securities, then the number of shares of Registrable Securities otherwise to be included in the registration statement by Holders shall be reduced pro rata among such Holders, in the proportion of the number of shares of Registrable Securities then owned by each. The parties agree that in a registration for an initial public offering the managing underwriter may reduce to zero (0) the number of shares to be included by Holders, but in all other registrations pursuant to this Section 4, the number of shares to be included by Holders shall not be reduced to below thirty percent (30%), or such lesser number of shares as are requested to be included by the Holders.

          4.3 No outstanding securities that are not Registrable Securities shall be included in any registration statement unless all Registrable Securities of requesting Holders are included.

     5.  Obligations of the Corporation. Whenever required under this Agreement
         -------------------------------
to effect the registration of any Registrable Securities, the Corporation shall, as expeditiously as reasonably possible:

          5.1 Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective. Upon the request of the holders of a majority of the Registrable Securities then outstanding registered thereunder, the Corporation shall keep such registration statement effective for up to one hundred eighty (180) days.

          5.2 Prepare and file with the Commission such amendments and supplements to the registration statement, and to the prospectus used in connection with the registration statement, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the registration statement.

          5.3 Furnish to the holders of such Registrable Securities such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request, in order to facilitate the disposition of their Registrable Securities covered by the registration statement.

          5.4 Use its best efforts to register and qualify the Registrable Securities covered by such registration statement under the securities laws of such states as shall be reasonably requested by the holders of such securities; provided, however, that the Corporation shall not be required to qualify to do business or to file a general consent to service of process in any such state; and provided, further, that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any state in which the Registrable Securities shall be qualified shall require that all or any portion of the Registration Expenses (as defined in Section 6) be borne by selling shareholders, then to the extent required by that state, such Registration Expenses shall be payable by the selling shareholders pro rata.

          5.5 In the event of a public offering, on the closing date thereof if such Registrable Securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such Registrable Securities becomes effective, the Company shall furnish (i) an opinion dated such date, of counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holders of Registrable Securities requesting registration of Registrable Securities and
(ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holders requesting registration of such Registrable Securities.

          5.6 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

          5.7 Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          5.8 Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Corporation are then listed.

          5.9 Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          5.10 Notwithstanding the above, no holder of Registrable Securities shall be entitled to include such Registrable Securities in any registration pursuant to this Agreement unless such selling holder shall furnish to the Corporation such information regarding such holder, the securities held by such holder, and the intended method of disposition of such Registrable Securities held by such holder, as shall be required to effect the registration of such
 .securities held by such holder.

     6.  Definition of Expenses.
         -----------------------
                (a) "Registration Expenses" shall mean all expenses, incurred by the Corporation in complying with Sections 3, 4 and 14 hereof, including, without limitation registration and filing fees, printing expenses, accounting fees and disbursements of counsel for the Corporation, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Corporation which would be paid in any event by the Corporation) and the fees and disbursements of one special counsel for the participating Holders designated by the majority in interest thereof.

                (b) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale, and all fees and disbursements of separate counsel for any holder other than as set forth in Section 6.1(a).

     7.  Expenses of Registration. All Registration Expenses incurred in
         -------------------------
connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Corporation, except as provided in Subsection
5.4 hereof to the extent required by applicable state securities laws. All Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

     8.  Underwriting Requirements. The right of any holder to registration
         --------------------------
pursuant to Section 4 hereof shall be conditioned upon the holder's participation in the underwriting and the inclusion of the holder's Registrable Securities in the underwriting to the extent provided herein. All holders proposing to distribute their Registrable Securities through the underwriting shall (together with the Corporation and the other holders distributing their Registrable Securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter(s). Notwithstanding any other provision of Section 4 hereof and this Section 8, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter may (subject to the allocation priority and cutback limitations set forth in Subsection 4.2 hereof) exclude some or all Registrable Securities from such registration and underwriting. The Corporation shall so advise all holders requesting registration of any such limitations imposed by the managing underwriter.

     9.  Delay of Registration. No Holder shall have any right to seek or to
         ----------------------
obtain a court order restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

     10.  Indemnification. In the event any Registrable Securities are included
          ----------------
in a registration statement under this Agreement:

          10.1 To the extent permitted by law, the Corporation will indemnify and hold harmless each holder of Registrable Securities and the partners, officers and directors of each such holder, any underwriter (as defined in the Securities Act) for such holder and each -person, if any, who controls such holder or underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages, or liabilities joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state statute, regulation, or rule, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):
(a) any untrue statement or alleged untrue statement of a material fact contained in the registration statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or
(c) any violation or alleged violation by the Corporation of the Securities Act, the Exchange Act, or any other federal or state statute, regulation or rule. The Corporation will reimburse each such holder, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability, or action. The indemnity agreement contained in this Subsection 10.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if the settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld), nor shall the Corporation be liable to a holder of Registrable Securities, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reasonable reliance upon written information furnished to the Corporation expressly for use in connection with such registration by such holder, underwriter or controlling person.

          10.2 To the extent permitted by law, each selling holder will indemnify and hold harmless the Corporation, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Corporation within the meaning of the Securities Act, each underwriter (as defined in the Securities Act) for the Corporation or such other holders, any person who controls such underwriter (as defined in the Securities Act or the Exchange Act), and any other holder selling securities in such registration statement or its directors, officers or any person who controls such holder, against any losses, claims, damages, or liabilities joint or several) to which the Corporation or any such director, officer, controlling person, or underwriter or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statute, regulation or rule, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case only to the extent that such Violation occurs in reasonable reliance upon written information furnished to- the Corporation by such holder expressly for use in connection with such registration. Each such holder will reimburse any legal or other expenses reasonably incurred by the Corporation or any such director, officer, controlling person, underwriter or controlling person, other holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action. The indemnity agreement contained in this Subsection 10.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if the settlement is effected without the consent of the holder of Registrable Securities, which consent shall not be unreasonably withheld; provided, further, however, that in no event shall any indemnity under this subsection 10.2 exceed the gross proceeds from the offering received by such holder.

          10.3  Promptly after receipt by an indemnified party under this
Section 10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, so notify the indemnifying party in writing. The indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with legal counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of the indemnified party by the counsel for the indemnifying party would be inappropriate due to actual or potential differing interests between the indemnified party and any other party represented by such counsel in such proceeding. The failure to notify an indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve the indemnifying party of any liability to the indemnified party under this Section 10, but the omission to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 10.

          10.4 If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          10.5 The obligations of the Corporation and holders of Registrable Securities under this Section 10 shall survive the completion of any offering of Registrable Securities in a registration statement pursuant to this Agreement and otherwise.

     11.  Reports Under Exchange Act.  With a view to making available to the
          ---------------------------
Holders the benefits of Rule 144 promulgated under the Securities Act ("Rule 144") and any other rule or regulation that may permit a Holder to sell securities of the Corporation to the public without registration, the Corporation agrees to:

          11.1 Make and keep public information available, as those terms are understood and defined in Rule 144, at all times subsequent to ninety (90) days after the effective date of (i) the initial registration statement filed by the Corporation for the offering of its securities to the general public, or (ii) any registration statement filed under the Exchange Act.

          11.2 File with the Commission in a timely manner all reports and other documents required of the Corporation under the Securities Act and the Exchange Act.

          11.3 Upon request, furnish promptly to any Holder: (a) a written statement by the Corporation that it has complied with the reporting requirements of Rule 144 (at any time subsequent to ninety (90) days after the effective date of the first registration statement filed by the Corporation), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); (b) a copy of the most recent annual or quarterly report of the Corporation and such other reports and documents so filed by the Corporation; and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation which permits the selling of any such securities without registration.

     12.  Assignment of Registration Rights. The right to cause the Corporation
          ---------------------------------
to register Registrable Securities, pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of such securities upon the transfer or assignment of securities to such transferee or assignee, provided (i) that the transferee or assignee agrees in writing to be bound by Section 16 of this Agreement and (ii) that the Corporation is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if, immediately following such transfer, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

     13.  Limitations on Subsequent Registration Rights. The Corporation shall
          ----------------------------------------------
not enter into any agreement with any holder or prospective holder of any securities of the Corporation pursuant to which such holder or prospective holder may require the Corporation to initiate any registration of any securities of the Corporation unless such agreement is approved by Holders who represent a majority of the voting power of the Registrable Securities then outstanding.

     14. Form S-3 Registration. In case the Corporation shall receive from any Holder a written request that the Corporation effect a registration on Form S-3 (or any successor short-form registration statement adopted by the Commission for the resale of securities) or any related qualification or compliance with respect to all or a part of the Registrable Securities, the Corporation will:

          14.1 Promptly give written notice of the proposed registration, and any related qualification or compliance, to all other holders of Registrable Securities.

          14.2 As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such holder's Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holder joining in such request, as are specified in a written request given within thirty (30) days after mailing of such written notice by the Corporation.

          14.3 The Corporation shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 14: (a) if the Corporation is not qualified as a registrant entitled to use Form S-3 (or any similar successor form of registration statement); (b) if the holders of Registrable Securities; together with the holders of any other securities of the Corporation entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) aggregating less than two percent (2%) of the Registrable Securities then outstanding; (c) if the Corporation shall furnish to the holders of Registrable Securities a certificate signed by the President of the Corporation stating that in the good faith judgment of the Board of Directors of the Corporation, it would be seriously detrimental to the Corporation and its shareholders for such Form S-3 or similar registration to be effected at such time, in which event the Corporation shall have the right to defer the filing of the registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the holder of Registrable Securities under this Section 14; provided, however, that the Corporation shall not utilize this right more than once in any twelve (12) month period; or (d) if the Corporation has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for any holders of Registrable Securities pursuant to this Section 14.

          14.4 Registrations effected pursuant to this Section 14 shall not be counted as demands for registration or registrations effected pursuant to
Section 3.5 hereof.

          15. Limitation on Obligation to Register. The Corporation shall have no obligation under this Agreement to register, or to include in a registration, any Registrable Securities held or entitled to be held upon conversion of any holder who may immediately sell all of such holder's Registrable Securities under Rule 144(k) promulgated under the Securities Act (or any successor provision) during any 90-day period, except (i) in connection with the Corporation's initial public offering and (ii) in connection with any subsequent public offering in connection with which such holder agrees in writing at the request of the underwriters not to sell such Registrable Securities for a period of at least 90-days after such offering.

          16. "Market Stand-Off ` Agreement. Each holder of Registrable Securities hereby agrees that during the 180-day period following the effective date of a registration statement of the Corporation filed under the Securities Act (each a "Registration Statement"), it shall not, to the extent requested by the Corporation or the lead underwriter with respect to such Registration Statement (the "Lead Underwriter"), sell, contract to sell, make any short sale of, pledge or otherwise transfer or dispose of (other than to transferees who agree to be similarly bound) any Common Stock of the Corporation held by it at any time during such period except Common Stock included in such registration; provided, however, that:

          (a) such agreement shall be applicable only to the initial public offering of the Corporation which covers Common Stock; and

          (b) all officers and directors of the Corporation enter into similar agreements.

     In order to enforce the foregoing covenant, each holder of Registrable Securities further agrees to sign such documents as may be reasonably requested by the Lead Underwriter and the Corporation may impose stop-transfer instructions with respect to the Registrable Securities of each holder of Registrable Securities (and the shares or securities of every owner person subject to the foregoing restriction) until the end of such period. The Corporation and the holders of Registrable Securities acknowledge that each Lead Underwriter of a public offering of the Company's stock, during the period of such offering and for the 180-day period thereafter, is an intended third party beneficiary of this Section 16.

     During the period from identification as a Lead Underwriter in connection with a Registration Statement until, the earlier of (i) expiration of the lock-up period specified in this Section 16 in connection with such Registration Statement, or (ii) the abandonment of such Registration Statement by the Corporation and such Lead Underwriter, the provisions of this Section 16 may not be amended without the consent of such Lead Underwriter.

     17.  Successors. Subject to Section 12 hereof, this Agreement shall bind
          -----------
and inure to the benefit of the Corporation and each Holder, and their successors and assigns.

     18.  Entire Agreement.  This Agreement constitutes the entire agreement
          -----------------
among the parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings.

     19.  Notices. All `notices, requests, consents and other communications
          --------
required or provided for herein to any party shall be deemed to be sufficient if contained in a written instrument, and shall be deemed to be given when: (a) delivered in person; (b) sent by first-class registered or certified mail with postage prepaid; (c) delivered by overnight courier service; or (d) sent by facsimile transmission with delivery confirmed and followed by delivery pursuant to (c) hereof, which notice is addressed to the party at the address set forth below, or such other address as may hereafter be designated in writing by the party.

                               (i)  If to the Corporation:

                         LogicVision, Inc.
                         101 Metro Drive, 3rd Floor
                         San Jose, CA 95110
                         Attn.:    Vinod Agarwal

                         Facsimile:    (408) 467-1180
                         Telephone:    (408) 453-0146

                         with a copy to:

                         Brobeck, Phleger & Harrison LLP
                         Two Embarcadero Place
                         2200 Geng Road
                         Palo Alto, California 94303
                         Attn:    Warren T. Lazarow, Esq.
                         Facsimile No: (650) 496-2733
                         Telephone No: (650) 496-2887

                              (ii)  If to the Holders: `

                         The respective addresses set forth on the signature pages hereto.

                              (iii)  If to Intel:

                         Intel Corporation
                         2200 Mission College Blvd.
                         Santa Clara, CA 95052
                         Attn: Treasurer
                         Facsimile No: (408) 765-6038

                         With copies to:

                         Intel Corporation
                         2200 Mission College Blvd.
                         Santa Clara, CA 95052
                         Attn: General Counsel
                         Facsimile No: (408) 765-1859

     20.  Confidentiality and Nondisclosure
          ---------------------------------

          20.1  Disclosure of Terms. The terms and conditions of this Agreement,
                -------------------
the Series G Purchase Agreement, the Series H Purchase Agreement, the Amended and Restated Shareholders' Agreement dated the date hereof, the Amended Restated Right of First Offer Agreement dated the date hereof, the Warrants, the Extinguishing Warrants and the Series H Warrants (collectively, the "Financing Terms"), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below.

          20.2  Press Releases, Etc. Except as provided in the Series G Purchase
                -------------------
Agreement, no announcement regarding any Investor in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without such Investor's prior written consent.

          20.3  Permitted Disclosures. Notwithstanding the foregoing, (i) any
                ---------------------
party may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations; (ii) any party may disclose (other than in a press release or other public announcement described in Section 9.6(b) of the Series G Purchase Agreement) solely the fact that the Investors are investors in the Corporation to any third parties without the requirement for the consent of any other party or nondisclosure obligations; and (iii) each of Intel and Teradyne may disclose its investment in the Corporation and the financing terms from the Series G Preferred Stock financing and Series H Preferred Stock financing, respectively, to third parties or to the public at its sole discretion and, if it does so, the other parties hereto shall have the right to disclose to third parties any such information disclosed in a press release or other public announcement by Intel or Teradyne, as the case may -be.

          20.4  Legally Compelled Disclosure. In the event that any party is
                ----------------------------
requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement, the Series G Purchase Agreement, the Series H Purchase Agreement, the Amended and Restated Shareholders' Agreement dated the date hereof, the Amended Restated Right of First Offer Agreement dated the date hereof, the Warrants, the Extinguishing Warrants, the Series H Warrants or any of the Financing Terms hereof in contravention of the provisions of this Section 20, such party (the "Disclosing Party") shall provide the other parties (the "Non-Disclosing Parties") with prompt written notice of that fact so that the appropriate party may seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by any Non-Disclosing Party.

          20.5  Other Information. The provisions of this Section 20 shall be in
                -----------------
addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby. Additional disclosures and exchange of confidential information between the Corporation and Intel (including without limitation, any exchanges of information with any Intel board observer) shall be governed by the terms of the Corporate Non-Disclosure Agreement No. 119947, dated July 1, 1998, executed by the Corporation and Intel, and any Confidential Information Transmittal Records (CITR) provided in connection therewith. Furthermore, additional disclosures and exchange of confidential information between the Corporation and Teradyne (including without limitation, any exchanges of information with any Teradyne board member) shall be governed by the terms of the Non-Disclosure Agreement executed by the Corporation and Teradyne.

          20.6 All notices required under this section shall be made pursuant to Section 19 of this Agreement.

     21.  Changes. Except as otherwise expressly set forth herein, the terms of
          -------
this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to the written consent of the Corporation and of the Holders who represent at least two-thirds (2/3) of the Registrable Securities then outstanding; provided, however, (i) the provisions of Section 20 shall not be modified, amended or waived without the prior written consent of Intel with respect to financing terms from the Series G financing or the prior written consent of Teradyne with respect to financing terms of the Series H financing, as the case may be, and (ii) any amendment to this Agreement shall treat all similarly situated Holders equally.

     22.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, and each such counterpart shall be deemed to be an original instrument. All such counterparts together shall constitute one agreement.

     23.  Headings.  The headings of the various sections of this Agreement have
          --------
been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     24.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California.

                    [Remainder of page intentionally blank]
     I

     IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Registration Rights Agreement as of the date set forth above.

                              CORPORATION:

                              LOGICVISION, INC.

                              By /s/ Vinod K. Agarwal
                                 ---------------------------------
                              Vinod K. Agarwal, President












               SIGNATURE PAGE TO LOGICVISION, INC. SIXTH AMENDED
                   AND RESTATED REGISTRATION RIGHTS AGREEMENT